                                                                       Exhibit 3



                                    BYLAWS

                                      OF

                                 INSYNQ, INC.



                             Dated April 27, 2000

                                    BYLAWS

                                      OF

                                 INSYNQ, INC.


                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I  OFFICES....................................................................................      1

1.01     Registered Office............................................................................      1

1.02     Other Offices................................................................................      1

ARTICLE II  MEETINGS OF THE STOCKHOLDERS..............................................................      1

2.01     Place of Meetings............................................................................      1

2.02     Annual Meeting...............................................................................      1

2.03     Special Meetings.............................................................................      1

2.04     Notice of Annual or Special Meeting..........................................................      1

2.05     Business at Special Meeting..................................................................      2

2.06     Quorum of Stockholders.......................................................................      2

2.07     Act of Stockholders' Meeting.................................................................      2

2.08     Voting of Shares.............................................................................      2

2.09     Proxies......................................................................................      2

2.10     Voting List..................................................................................      3

2.11     Action by Written Consent Without a Meeting..................................................      3

ARTICLE III  BOARD OF DIRECTORS.......................................................................      4

3.01     Powers.......................................................................................      4

3.02     Number of Directors..........................................................................      4

3.03     Election and Term............................................................................      4

3.04     Vacancies....................................................................................      4

3.05     Resignation and Removal......................................................................      5

3.06     Compensation of Directors....................................................................      5

3.07     Chairman of the Board........................................................................      5

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ARTICLE IV  MEETINGS OF THE BOARD.....................................................................      5

4.01     First Meeting................................................................................      5

4.02     Regular Meetings.............................................................................      5

4.03     Special Meetings.............................................................................      6

4.04     Business at Regular or Special Meeting.......................................................      6

4.05     Quorum of Directors..........................................................................      6

4.06     Interested Directors.........................................................................      6

4.07     Act of Directors' Meeting....................................................................      7

4.08     Action by Written Consent Without a Meeting..................................................      7

ARTICLE V  COMMITTEES.................................................................................      7

ARTICLE VI  NOTICES...................................................................................      7

6.01     Methods of Giving Notice.....................................................................      7

6.02     Waiver of Notice.............................................................................      8

6.03     Attendance as Waiver.........................................................................      8

ARTICLE VII  ACTION WITHOUT A MEETING BY USE OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS
     EQUIPMENT........................................................................................      8

ARTICLE VIII  OFFICERS................................................................................      8

8.01     Executive Officers...........................................................................      8

8.02     Election and Qualification...................................................................      8

8.03     Salaries.....................................................................................      9

8.04     Term, Removal, and Vacancies.................................................................      9

8.05     Chief Executive Officer......................................................................      9

8.06     President....................................................................................      9

8.07     Vice Presidents..............................................................................      9

8.08     Secretary....................................................................................      9

8.09     Assistant Secretaries........................................................................     10

8.10     Treasurer....................................................................................     10

8.11     Assistant Treasurers.........................................................................     10

8.12     Officer's Bond...............................................................................     10

ARTICLE IX  INDEMNIFICATION...........................................................................     10

9.01     Indemnification by the Corporation...........................................................     10

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9.02     Expenses; Procedure..........................................................................     11

9.03     Additional Indemnification...................................................................     11

9.04     Definition...................................................................................     11

ARTICLE X  CERTIFICATES FOR SHARES....................................................................     11

10.01    Certificates Representing Shares.............................................................     11

10.02    Restriction on Transfer of Shares............................................................     12

10.03    Voting Agreements............................................................................     12

10.04    Transfer of Shares...........................................................................     12

10.05    Lost, Stolen or Destroyed Certificates.......................................................     12

10.06    Closing of Transfer Books and Record Date....................................................     13

10.07    Registered Stockholders......................................................................     13

ARTICLE XI  GENERAL PROVISIONS........................................................................     14

11.01    Dividends....................................................................................     14

11.02    Reserves.....................................................................................     14

11.03    Negotiable Instruments.......................................................................     14

11.04    Fiscal Year..................................................................................     14

11.05    Seal.........................................................................................     14

11.06    Books and Records............................................................................     14

ARTICLE XII  AMENDMENTS...............................................................................     15

                                    BYLAWS

                                      OF

                                 INSYNQ, INC.


                                   ---o0o---


                                   ARTICLE I

                                    OFFICES

     1.01 Registered Office. The registered office, until changed by action of
          -----------------
the Board of Directors, shall be located in the City of Wilmington, County of New Castle, State of Delaware.

     1.02 Other Offices. The corporation also may have offices at such other
          -------------
places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                  ARTICLE II

                         MEETINGS OF THE STOCKHOLDERS

     2.01 Place of Meetings. All meetings of stockholders for the election of
          -----------------
directors or for any other proper purpose shall be held at such place within or without the State of Delaware as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

     2.02 Annual Meeting. An annual meeting of stockholders shall be held on the
          --------------
second Tuesday of the fourth month following the end of the corporation's fiscal year or at such time and date as the Board of Directors may determine; provided, that whenever such date falls on a legal holiday, the annual meeting shall be held on the next succeeding business day. At such meeting the stockholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as properly may be brought before the meeting.

     2.03 Special Meetings. Special meetings of stockholders may be called by
          ----------------
the Chairman of the Board of Directors, the President, the Board of Directors, or the holders of at least twenty-five percent (25%) of all the shares entitled to vote at the proposed special meeting. If not otherwise fixed in accordance with these Bylaws, the record date for determining stockholders entitled to call a special meeting is the date the first stockholder signs the notice of such meeting.

     2.04 Notice of Annual or Special Meeting. Written or printed notice stating
          -----------------------------------
the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the stockholder's address as it appears on the stock transfer records of the corporation, with postage thereon prepaid.

     2.05 Business at Special Meeting. The business transacted at any special
          ---------------------------
meeting of stockholders shall be limited to the purposes stated in the notice thereof.

     2.06 Quorum of Stockholders. Unless otherwise provided in the Certificate
          ----------------------
of Incorporation, with respect to any matter, the holders of one-third of the shares entitled to vote on that matter, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the shares represented in person or by proxy at the meeting shall have the power to adjourn the meeting until such time and to such place as they shall determine, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of a quorum at the meeting.

     2.07 Act of Stockholders' Meeting. With respect to any matter, other than
          ----------------------------
the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law or the Certificate of Incorporation or otherwise by these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present shall be the act of stockholders. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

     2.08 Voting of Shares. Each outstanding share, regardless of class, shall
          ----------------
be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent otherwise provided by law or the Certificate of Incorporation. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election the stockholder has the right to vote. Unless permitted by the Certificate of Incorporation, no stockholder shall be entitled to cumulate such stockholder's votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such stockholder or by distributing such votes on the same principle among any number of such candidates.

     2.09 Proxies. At any meeting of the stockholders, each stockholder having
          -------
the right to vote shall be entitled to vote either in person or by proxy executed in writing by the stockholder or the stockholder's duly authorized attorney-in-fact. A telegram, telex, cablegram, or similar transmission by the stockholder or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the stockholder shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after 3 years from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

     2.10 Voting List. The officer or agent having charge of the stock transfer
          -----------
records for shares of the corporation shall make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each stockholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer records shall be prima-facie evidence as to who are the stockholders entitled to examine such list or transfer records or to vote at any such meeting of stockholders.

     2.11 Action by Written Consent Without a Meeting. Any action required or
          -------------------------------------------
permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voting. Consent does not have to be unanimous. Every written consent signed by the holders of less than all of the shares entitled to vote with respect to the action that is the subject of the consent must bear the date of signature of each stockholder who signs the consent. No written consent signed by the holders of less than all of the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation in the manner required by this
Section 2.11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the President or Chief Executive Officer of the corporation. A telegram, telex, cablegram, or similar transmission by a stockholder, or a photographic, photostatic, facsimile, or similar reproduction in writing signed by a stockholder, shall be regarded as signed by the stockholder for purposes of this Section 2.11. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

                                  ARTICLE III

                              BOARD OF DIRECTORS

     3.01 Powers. The powers of the corporation shall be exercised by or under
          ------
the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised and done by the stockholders.

     3.02 Number of Directors. The Board of Directors shall consist of not less
          -------------------
than one nor more than eleven directors. The initial Board of Directors shall be fixed by the Certificate of Incorporation; thereafter, the number of directors shall be determined by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     3.03 Election and Term. The directors, other than the initial Board of
          -----------------
Directors, shall be elected at each annual meeting of the stockholders, except as provided in Section 3.04 of this Article, and each director elected shall hold office until the next succeeding annual meeting and until the director's successor is elected and qualified or until the director's death, resignation, or removal in accordance with these Bylaws. Except as may be provided by the Certificate of Incorporation, directors need not be residents of the State of Delaware or stockholders of the corporation.

     3.04 Vacancies. Any vacancy occurring in the Board of Directors may be
          ---------
filled by an election at an annual meeting or a special meeting of the stockholders called for that purpose or by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the stockholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders.

     Notwithstanding the preceding provisions of this section, whenever the holders of any class or series of shares or group of classes or series of shares are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series, or by such group, then in office or by a sole remaining director so elected, or by vote of the holders of the outstanding shares of such class or series or of such group, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the Certificate of Incorporation.

     3.05 Resignation and Removal. Any director may resign at any time upon
          -----------------------
giving written notice to the corporation. At any special meeting of stockholders called expressly for the purpose of removing a director or directors or at an annual meeting of stockholders, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     3.06 Compensation of Directors. As specifically prescribed from time to
          -------------------------
time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.07 Chairman of the Board. The Board of Directors, at its first meeting
          ---------------------
after each annual meeting of stockholders, may elect one of its members Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

                                  ARTICLE IV

                             MEETINGS OF THE BOARD

     4.01 First Meeting. The first meeting of each newly elected Board of
          -------------
Directors shall be held without notice immediately following the stockholders' annual meeting at which such directors were elected, at the same place as such stockholders' meeting or at such other time and place either within or without the State of Delaware as shall be designated by the Secretary upon the written request of a majority of the directors then elected.

     4.02 Regular Meetings. Regular meetings of the Board of Directors may be
          ----------------
held with or without notice at such time and at such place either within or without the State of Delaware as from time to time shall be prescribed by resolution of the Board of Directors.

     4.03 Special Meetings. Special meetings of the Board of Directors may be
          ----------------
called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board, the President, or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least 24 hours prior to the time of the meeting.

     4.04 Business at Regular or Special Meeting. Neither the business to be
          ---------------------------------------
transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     4.05 Quorum of Directors. A majority of the Board of Directors shall
          -------------------
constitute a quorum for the transaction of business, unless the law or the Certificate of Incorporation requires a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be participating.

     4.06 Interested Directors. No contract or transaction between the
          --------------------
corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if:

          (a) The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

         4.07 Act of Directors' Meeting. The act of a majority of the directors
              -------------------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors unless applicable law or the Certificate of Incorporation requires the act of a greater number.

         4.08 Action by Written Consent Without a Meeting. Any action required
              -------------------------------------------
or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at such meeting.

                                   ARTICLE V

                                  COMMITTEES

         The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Certificate of Incorporation, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations imposed by applicable law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law. To the extent applicable, the provisions of
Article IV of these Bylaws governing the meetings of the Board of Directors shall likewise govern the meetings of any committee thereof.

                                  ARTICLE VI

                                    NOTICES

         6.01 Methods of Giving Notice. Whenever any notice is required to be
              ------------------------
given to any stockholder or director under the provisions of any law, the Certificate of Incorporation, or these Bylaws, it shall be given in writing and delivered personally or mailed to such stockholder or director at such address as appears on the records (or in the case of a stockholder, the stock transfer books) of the corporation, and such notice shall be deemed to be delivered upon receipt, if delivered personally, or at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice to directors also may be given by telegram, telex, telecopy or similar means of visual transmission, and notice given by such means shall be deemed given at the time it is reflected in any confirmation of receipt.

         6.02 Waiver of Notice. Whenever any notice is required to be given to
              ----------------
any stockholder or director under the provisions of any law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         6.03 Attendance as Waiver. Attendance of a stockholder, director or
              --------------------
committee member at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder, director or committee member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VII

                      ACTION WITHOUT A MEETING BY USE OF
                             CONFERENCE TELEPHONE
                      OR SIMILAR COMMUNICATIONS EQUIPMENT

         Subject to the provisions hereof requiring or permitting notice of meeting, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, stockholders, members of the Board of Directors, or members of any committee designated by such Board of Directors may participate in and hold a meeting of such stockholders, Board of Directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                 ARTICLE VIII

                                   OFFICERS

         8.01 Executive Officers. The officers of the corporation shall consist
              ------------------
of a President and a Secretary, and may also include one or more Vice Presidents, a Treasurer, and such other officers as are provided for in this Article. Any Vice President of the corporation may, by the addition of a number or a word or words before or after the title "Vice President," be designated "Senior Executive," "Executive," "Senior," "Trust," "Second," or "Assistant" Vice President. Each officer of the corporation shall be elected by the Board of Directors as provided in Section 8.02 of this Article. Any two or more offices may be held by the same person.

         8.02 Election and Qualification. The Board of Directors, at its first
              --------------------------
meeting after each annual meeting of stockholders, shall elect a President and a Secretary. The Board of Directors also may elect one or more Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents, as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         8.03 Salaries. The salaries of all officers and agents of the
              --------
corporation shall be fixed by resolution of the Board of Directors.

         8.04 Term, Removal, and Vacancies. Each officer of the corporation
              ----------------------------
shall hold office until such officer's successor is chosen and qualified or until such officer's death, resignation or removal. Any officer may resign at any time upon giving written notice to the corporation. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         8.05 Chief Executive Officer. Unless the Board of Directors designates
              -----------------------
otherwise, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders. The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

         8.06 President. The President shall have such powers and duties as
              ---------
usually pertain to such office, except as the same may be modified by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the President shall be ex-officio a member of all standing committees, shall have general powers of oversight, supervision, and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages, instruments, contracts, agreements, and other documentation, except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         8.07 Vice Presidents. Unless otherwise determined by the Board of
              ---------------
Directors, one of the Vice Presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The various Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President shall delegate.

         8.08 Secretary. The Secretary shall attend all meetings of the Board of
              ---------
Directors and of the stockholders, record all the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings as may be prescribed by the Board of Directors or the President. The Secretary shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the Secretary's signature or by the signature of an Assistant Secretary, or if there be none, the signature of the Treasurer acting as Assistant Secretary.

         8.09 Assistant Secretaries. An Assistant Secretary, unless otherwise
              ---------------------
determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. An Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         8.10 Treasurer. The Treasurer shall have the custody of the corporate
              ---------
funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all such person's transactions as Treasurer, and of the financial condition of the corporation.

         8.11 Assistant Treasurers. An Assistant Treasurer, unless otherwise
              --------------------
determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. An Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         8.12 Officer's Bond. If required by the Board of Directors, any officer
              --------------
so required shall give the corporation a bond (which shall be renewed as the Board of Directors may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such officer's office and for the restoration to the corporation, in case of such officer's death, resignation, retirement, or removal from office, of any and all books, papers, vouchers, money, and other property of whatever kind in such officer's possession or under such officer's control belonging to the corporation.

                                  ARTICLE IX

                                INDEMNIFICATION

         9.01 Indemnification by the Corporation. The corporation shall
              ----------------------------------
indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as

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

hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Delaware General Corporation Law, as the same exists or may hereafter be amended.

         9.02  Expenses; Procedure. Such right shall be a contract right and
               -------------------
shall include the right to be paid by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification of advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

         9.03  Additional Indemnification. The corporation may additionally
               --------------------------
indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

         9.04  Definition. As used herein, the term "proceeding" means any
               ----------
threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                   ARTICLE X

                            CERTIFICATES FOR SHARES

         10.01 Certificates Representing Shares. The corporation shall deliver
               --------------------------------
certificates in such form as may be determined by the Board of Directors representing shares to which stockholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the President or Vice President and Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation shall conspicuously set forth such provisions as are required by applicable law. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, that such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the amount of the consideration therefor, fixed as provided by law, has been fully paid.

         10.02 Restriction on Transfer of Shares. If any restriction on the
               ---------------------------------
transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, as permitted by law, the Certificate of Incorporation or these Bylaws, such restriction shall be noted conspicuously on each certificate representing shares in accordance with applicable law.

         10.03 Voting Agreements. A written counterpart of any voting agreement
               -----------------
entered into among any number of stockholders of the corporation, or any number of stockholders of the corporation and the corporation itself, for the purpose of providing that shares of the corporation shall be voted in the manner prescribed in the agreement shall be deposited with the corporation at its principal place of business or registered office and shall be subject to the same right of examination by a stockholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation. The existence of the agreement shall be noted conspicuously on the certificate representing the shares that are subject to the agreement.

         10.04 Transfer of Shares. Upon surrender to the corporation or the
               ------------------
transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         10.05 Lost, Stolen or Destroyed Certificates. The Board of Directors,
               --------------------------------------
the President or such other officer or officers of the corporation as the Board of Directors may from time to time designate may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen or destroyed. When issuing such of a new certificate or certificates, the Board of Directors, the President or such other officer or officers, in its or their discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it or they shall require and/or to give the corporation a bond in such form, in such sum, and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

         10.06 Closing of Transfer Books and Record Date. For the purpose of
               -----------------------------------------
determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) (a "Distribution") or a share dividend, or in order to make a determination of stockholders for any other proper purpose (other than determining stockholders entitled to consent to action taken by stockholders that is proposed to be taken without a meeting of stockholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a Distribution or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such Distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 10.06, such determination shall apply to any adjournment thereof, except when the determination has been made through the closing of the share transfer records and the stated period of closing has expired. Unless a record date shall have previously been fixed or determined pursuant to this Section 10.06, whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the Board of Directors may fix a record date for the purpose of determining stockholders entitled to consent to that action, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided in Section 2.10. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining stockholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         10.07 Registered Stockholders. The corporation shall be entitled to
               -----------------------
treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE XI

                              GENERAL PROVISIONS

         11.01 Dividends. Dividends upon the outstanding shares of the
               ---------
corporation, except as provided by applicable law and the Certificate of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting. Dividends may be declared and paid in cash, in property or in shares of the corporation or in any combination thereof. The declaration and payment shall be at the discretion of the Board of Directors.

         11.02 Reserves. There may be created from time to time by resolution of
               --------
the Board of Directors, out of the earned surplus of the corporation, such reserve or reserves as the directors in their discretion consider proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall consider beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         11.03 Negotiable Instruments. All bills, notes, checks or other
               ----------------------
instruments for the payment of money shall be signed or countersigned by such officer or officers or such other person or persons and in such manner as are permitted by these Bylaws or in such manner as the Board of Directors may from time to time prescribe by resolution.

         11.04 Fiscal Year. The fiscal year of the  corporation  shall be fixed
               -----------
by resolution of the Board of Directors.

         11.05 Seal. The corporation may have a corporate seal and, if the Board
               ----
of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         11.06 Books and Records. The corporation shall keep books and records
               -----------------
of account and shall keep minutes of the proceedings of the stockholders, the Board of Directors, and each committee of the Board of Directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current stockholders of the corporation and the number and class or series of shares issued by the corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                  ARTICLE XII

                                  AMENDMENTS

         These Bylaws shall be adopted by the Board of Directors. The Board of Directors may amend or repeal these Bylaws or adopt new bylaws, unless (a) the Certificate of Incorporation or applicable law reserves the power exclusively to the stockholders in whole or in part or (b) the stockholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless the Certificate of Incorporation or a bylaw adopted by the stockholders provides otherwise as to all or some portion of the corporation's Bylaws, the stockholders may amend, repeal, or adopt these Bylaws even though these Bylaws may also be amended, repealed, or adopted by the Board of Directors.

                           CERTIFICATE OF SECRETARY
                           ------------------------

             The undersigned does hereby certify that (i) the undersigned is the duly elected and qualified Secretary of Insynq, Inc., a Delaware corporation (the "Company"), and (ii) the foregoing is a true and correct copy of the Bylaws of the Company reviewed and adopted by the Board of Directors of the Company as of April 27, 2000.

                                           /s/ M. Carroll Benton
                                          -----------------------------
                                          M. Carroll Benton, Secretary




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